UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 23, 2006
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (415) 733-4000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01     Entry into a Material Definitive Agreement
On September 5, 2006, the Governance Committee of the Board of Directors approved the termination of the Director Retirement Plan for new directors and a plan to offer existing directors alternative benefits with respect to the value of their interests in the Director Retirement Plan.
On October 23, 2006, on recommendation of the Governance Committee, the Board adopted an unfunded Director Deferred Compensation Plan effective October 31, 2006. Directors may elect to convert their interests in the Director Retirement Plan to a Deferred Compensation Plan Account in the Director Deferred Compensation Plan (Deferred Compensation Account) or to Restricted Stock Units (RSUs). Under a resolution adopted by the Board of Directors on September 6, 2006, current directors who do not convert their interests in the Director Retirement Plan will not be eligible for the annual equity grants that are a component of non-employee director compensation.
Retirement plan benefits converted to Deferred Compensation Accounts will be credited with interest during the deferral period based on the prime rate up to six percent and if the prime rate exceeds six percent then at six percent plus one-half of the excess over six percent. Directors who elect to receive RSUs will be granted the number of RSUs under the ABM 2006 Equity Incentive Plan determined by dividing the amount of retirement benefits by the fair market value of ABM common stock on the date of the 2007 annual meeting of the shareholders of the Company. In the event of a director’s termination of service prior to the 2007 annual meeting of shareholders on account of the director’s death, disability or failure to be nominated to the Board of Directors for election at the 2007 annual meeting or a Change in Control, a director who elected RSUs shall be deemed to have converted his or her retirement benefits to a Deferred Compensation Account.
Directors who prior to November 1, 2007, voluntarily resign from the Board for any reason other than disability or a Change in Control will forfeit their RSUs or Deferred Compensation Account balance. Directors who stop serving on the Board after October 31, 2007, will receive a distribution of either (1) the RSUs (settled in ABM common stock) granted in connection with the termination of the director retirement plan or (2) their Deferred Compensation Account balance with respect to the converted retirement plan benefits, paid in a lump sum or over ten years as elected by the director. If a director dies, RSUs (settled in ABM common stock) or the Deferred Compensation Account balance will be distributed to the designated beneficiary.
The value of the benefits eligible for conversion to RSUs or a Deferred Compensation Account is calculated on the agreed upon accrued value of a director’s retirement benefits at October 31, 2006, without taking into consideration a director’s age or any benefits restrictions based on age or period of service. These values are $273,301 for each of Ms. Herringer and Messrs. Helms, Horngren, Kotkins, and Rosenberg. The values for Ms. Chavez and Messrs. Mandles and Steele are $255,081, $54,660, and $163,980 respectively.

1.02     Termination of a Material Definitive Agreement
The Director Retirement Plan for each director electing to convert his or her interest in the plan into a Deferred Compensation Plan Account or RSUs will terminate on October 31, 2006. A description of such conversion is set forth in Item 1.01, which is by this reference incorporated herein.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: October 27, 2006	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel